UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2010
LIBBEY INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-12084 (Commission File Number)	34-1559357 (IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio (Address of principal executive offices)	43604 (Zip Code)
Registrant’s telephone number, including area code: (419) 325-2100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
The information in this Item is furnished to, but not filed with, the Securities and Exchange Commission solely under Item 5.07 of Form 8-K, “Submission of Matters to a Vote of Security Holders.”
The Annual Meeting of the Shareholders of the Company was held on May 6, 2010. At the meeting, action was taken with respect to the following matters:
(a)	Carlos V. Duno, Peter C. McC. Howell, John C. Orr and Richard I. Reynolds were reelected as directors of the Company. Each will serve for a term of 3 years or until his successor is elected. The terms of office of William A. Foley, Deborah G. Miller, Terence P. Stewart, Jean-René Gougelet, John F. Meier and Carol B. Moerdyk continued after the meeting.

(b)	The Amended and Restated Libbey Inc. 2006 Omnibus Incentive Plan was approved.

(c)	The appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2010 was ratified.
The following table sets forth the tabulation of votes with respect to each of the matters described above:

	Shares	Shares	Shares	Abstentions /
	Voted For	Voted Against	Withheld	Broker Non-Votes

a. Election of Directors
Carlos V. Duno	9,964,276	—	745,326	3,229,305
Peter C. McC. Howell	9,962,590	—	747,012	3,229,305
John C. Orr	10,411,112	—	298,490	3,229,305
Richard I. Reynolds	9,924,615	—	784,987	3,229,305
b. Approval of Incentive Plan	9,574,558	949,304	—	3,415,045
c. Ratification of auditors	13,692,943	164,799	—	81,165

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBBEY INC.
Registrant
Date: May 11, 2010	By:	/s/ Susan A. Kovach
Susan A. Kovach
Vice President, General Counsel & Secretary